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                                                                   Exhibit 23.1


                         CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File Nos. 333-53317, 333-38995 and 333-31973), Form S-4
(File No. 333-09187) and Form S-8 (File Nos. 333-41297, 333-03853 and
333-41177) of our report dated March 19, 1999 (except for Note 23, for which the date is April 22, 1999) relating to the financial statements appearing in PhyMatrix Corp.'s Annual Report on Form 10-K for the year ended
January 31, 1999. We also consent to the incorporation by reference of our report dated March 19, 1999 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
Boston, Massachusetts
April 28, 1999